Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cash America International, Inc. of our report dated June 26, 2009, relating to the financial statements of Cash America International, Inc. 401(k) Savings Plan appearing in the Annual Report on the Form 11-K of Cash America International, Inc. 401(k) Savings Plan for the year ended December 31, 2008.

/s/ Whitley Penn LLP

Fort Worth, Texas
June 18, 2010